Exhibit 99.1

Cvent Announces Successful Completion of Debt Refinancing

New $500 million revolving credit facility to help enable pursuit of strategic growth opportunities

Tysons, VA – May 31, 2022 – Cvent (Nasdaq: CVT), a market-leading meetings, events and hospitality technology provider, today announced the closing of a new $500 million, five-year senior secured revolving credit facility through a syndicate of banks led by PNC Bank, National Association, with Cvent, Inc., a wholly-owned subsidiary of the Company, as borrower. This new facility, entered into on May 27, 2022, replaces the Company’s current $266 million term loan facility and $40 million revolving credit facility. Cvent expects the refinancing will result in annual interest savings of approximately $4 million.

The additional borrowing capacity under the new loan facility, combined with the Company’s positive free cash flow from operations, are expected to help Cvent pursue strategic opportunities to expand its market leadership position and deepen its platform capabilities.

“We are pleased with the more favorable terms of this new loan facility and the financial flexibility it gives us moving forward,” said Billy Newman, Chief Financial Officer at Cvent. “During the process we saw strong interest, resulting in the transaction being over-subscribed, which we believe is a reflection of our financial strength and growth prospects. The increase of our borrowing capacity enhances our ability to pursue strategic growth opportunities as we focus on delivering long-term shareholder returns.”

About Cvent

Cvent Holding Corp. (Nasdaq: CVT) (the “Company” or “Cvent”) is a leading meetings, events, and hospitality technology provider with more than 4,300 employees and nearly 21,000 customers worldwide. Founded in 1999, the Company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions, and attendee engagement. Cvent’s suite of products automate and simplify the event management process and help customers maximize the impact of in-person, virtual, and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that reflect Cvent’s current views, expectations and beliefs with respect to, among other things, future events, results and financial performance, which are intended to be covered by the safe harbor provisions for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these future plans, estimates or expectations will be achieved or prove to be correct. Any forward-looking statements contained in this release are based upon the Company’s historical performance and on its current plans, estimates and expectations in light of information currently available to the Company. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from the results discussed in such forward-looking statements, including the risk that the Company is unable to identify and realize strategic opportunities as discussed in this release, the risk that the amount of annual interest savings may vary, and the risk that the intended use of borrowings under the facility may change. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in the Company’s filings from time to time with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, including in the “Risk Factors” sections of those filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

Contacts

Investor Relations
CventIR@icrinc.com

Media Relations
Erica Stoltenberg
estoltenberg@cvent.com
(571) 378-6240